New You, Inc. Subsidiary, ST Brands Signs LOI to Acquire Leading UK CBD Cosmetics and Edibles Wholesaler, Always Pure Organics

Always Pure Organics is a market leader in UK, Japan, and Europe with estimated $17-20M 2021 revenue and largest “High Street” retailer accounts

CARLSBAD, Calif., June 16, 2021, New You, Inc. (OTCQB: NWYU) today announced entry of its wholly owned subsidiary, ST Brands, into a non-binding letter of intent (LOI) to acquire 100% ownership of Always Pure Organics Limited (“APO”), a top-three wholesale and white label market leader for a complete portfolio of edible, cosmetic and topical cannabidiol (CBD) products in UK, Europe, and Japan.

Terms include a total purchase price of $130,000,000 for 100% ownership of APO with $10M due upon close and 5 tranches over the subsequent 14 months. New You plans to raise additional funds to finance each tranche of the equity purchase.

APO is the primary UK, Europe and Japan distributor for ST Brand’s newly acquired Infinite CBD’s edible gummies, an acquisition completed and announced in May of this year.

A video introduction and discussion with Always Pure Organics management about competitive advantages and strategic approach to gaining and growing CBD market leadership can be found here.

APO is a leading provider of bulk CBD ingredients such as CBD distillate, isolate, and CBG isolate, a manufacturer and white label providers of a full complement of bulk products such as gummies, soft gels, balms, CBD patches, CBD and CBG oils among numerous other products and bespoke formulations for Europe and UK’s leading brands.

Domiciled in Scotland with manufacturing based in Manchester, UK, Always Pure Organics has upwards of 50 full-time employees in sales, administration, manufacturing, and logistics.

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APO’s two distribution centers for the UK and European markets ensure they meet the demand and expectations of customers with efficient logistics. They aim to deliver outside of the UK within 3 working days.

APO is awaiting notification by the UK Food Service Agency of expected validation of most of their edible products through the submission of detailed data documenting safety of its products. APO currently has 3 dossiers of separate product categories that have advanced to the “admin check” stage where validation is expected to occur in end of July. Validation of APO’s products is expected to lead to greater market share due to the concurrent invalidation of numerous competitive products.

“Through our recent acquisition of APO supplier, Infinite CBD, we have observed that Always Pure has not compromised in their ambition to achieve market leadership through unsurpassed customer service, efficiency, and product quality,” commented Jason Frankovich, New You Inc.’s executive chairman. “The combination of our global supply and distribution capabilities with their regional network and production, is highly complementary.”

“Our ambitious expansion plans require strategic capital and we are excited to be combining forces with ST Brands to help achieve our growth objectives,” stated Gavin Ogilvie, Always Pure Organics’ CEO. “Jason and his team have created an impressive platform for growth.”

Both parties intend to complete the definitive securities purchase agreement within 30 days of the LOI.

About Always Pure Organics

Always Pure Organics is a specialist manufacturer and distributor of cannabis-based products. Our purpose is to accelerate global acceptance of and access to cannabinoids. We aim to delight our business customers by offering the most client-centric experience in the cannabis industry; to support, empower them and maximise their success.

Our products are certified Organic & Bio and are produced under GACP, processed under C-GMP conditions.

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About New You, Inc.

New You, Inc. (OTCQB: NWYU) wholly-owned subsidiary, ST Brands Corp is a holding company of branded assets that create, develop, market, and sell unique and proprietary cannabidiol (“CBD”) products to various segments of the global consumer market.

St Brands applies financial, operational, branding resource infrastructure to deliver turnkey business services and achieve economies of scale in sourcing, production, packaging, and sales.

The Company seeks to acquire scalable cannabis companies with the potential to become sector leaders in the legal cannabis market. We provide growth capital and expert professional oversight in exchange for stock in their company.

Brands are selected for strong unique selling propositions, strategic value to other portfolio companies and potential for ST Brands’ services to enhance cash flow and/or the asset’s equity value.

Products are sold through several channels, including wholesale to retailers, online direct-to-consumer, and white labeling for branded resellers.ST Brands provides its collection of brands and global resources in market research, brand creation and design, supply chain management with GMP and ISO materials, digital marketing and promotion, all to improve cost efficiency, expedite time to market and maximizing growth in each market.

The Company seeks to capitalize on the scaling challenges facing individual CBD consumer products with solutions to issues including global branding obstacles, supply chain fragmentation, traceability, and compliance.

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Contact:

info@stbrandsinternational.com

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